UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026 (March 23, 2026)

METROCITY BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	No. 001-39068	47-2528408
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5114 Buford Highway Doraville, Georgia	30340
(Address of principal executive offices)	(Zip Code)

(770) 455-4989

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each Exchange on which registered
Common Stock, par value $0.01 per share	MCBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2026, Mr. Lucas Stewart tendered his resignation as Executive Vice President and Chief Financial Officer of MetroCity Bankshares, Inc. (the “Company”) and Metro City Bank, the Company’s wholly-owned subsidiary,  (“Bank”), with each resignation effective on April 3, 2026.

On March 24, 2026, the Board of Directors of the Company designated Mr. Farid Tan as the interim Chief Financial Officer, principal financial officer and principal accounting officer of the Company and the Bank, to serve in that function until a permanent replacement is named.

Mr. Tan, age 68, has served as President of the Company and Chief Executive Officer of the Bank since its inception in 2006. He also served as Chief Financial Officer of the Company and the Bank from July 2019 to October 2021. Mr. Tan has over 40 years of experience in the banking industry. Mr. Tan began his banking career in 1981 through the Executive Training Program at Bank Bumiputra Malaysia Berhad, a Malaysian government-owned bank. During his tenure, he held various positions in Malaysia and New York, including Senior Account Officer, Senior Internal Audit Supervisor, and Senior Foreign Exchange Dealer. In 1993, he was promoted to Assistant General Manager, a position he held until 1999. From 1999 to 2002, Mr. Tan served as Senior Credit Officer at Global Commerce Bank, a community bank based in Doraville, Georgia. He was subsequently appointed President and Chief Executive Officer of Global Commerce Bank, serving in that capacity from 2002 to 2005. In 2006, he became President and Chief Executive Officer of Metro City Bank at its formation. Mr. Tan holds a diploma in accounting from Polytechnic Ungku Omar, Malaysia. He previously served as a member of the Federal Deposit Insurance Corporation’s Minority Depository Institutions Subcommittee of the Advisory Committee on Community Banking from 2023 to 2025. Mr. Tan also previously served as a member of the Consumer Financial Protection Bureau’s Community Bank Advisory Council from September 2013 to April 2015 and as a member of the Independent Community Bankers of America’s Minority Bank Council from April 2015 to April 2016. He has also been affiliated with the Association Cambiste Internationale and the Financial Market Association in both Malaysia and the United States.

The Company has not entered into, adopted or commenced any new, or amended any existing compensating plans or arrangements or employment agreements with Mr. Tan in connection with this designation. There are no arrangements or understandings between Mr. Tan and other persons pursuant to which he was designated as the interim Chief Financial Officer of the Company. There are no family relationships between Mr. Tan and any director or executive officer, or any person nominated or chosen by the Company to become a director or executive officer that are required to be reported under Item 401(d) of Regulation S-K. The Company has not engaged in any transaction in which Mr. Tan had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROCITY BANKSHARES, INC.

Date: March 26, 2026	By:	/s/ Farid Tan
Farid Tan
President and Interim Chief Financial Officer